Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the Appendix A, (hereafter referred to as the "Funds") as of and for the periods ended August 31, 2016, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 21, 2016











































Appendix A

  iShares Trust

iShares Adaptive
Currency Hedged
MSCI Eurozone
ETF
iShares Adaptive
Currency Hedged
MSCI Japan ETF
iShares Currency
Hedged MSCI
Australia ETF
iShares Currency
Hedged MSCI
Canada ETF
iShares Currency
Hedged MSCI
Eurozone ETF
iShares Currency
Hedged MSCI
Germany ETF
iShares Currency
Hedged MSCI Italy
ETF
iShares Currency
Hedged MSCI
Japan ETF
iShares Currency
Hedged MSCI
Mexico ETF
iShares Currency
Hedged MSCI South
Korea ETF
iShares Currency
Hedged MSCI Spain
ETF
iShares Currency
Hedged MSCI
Switzerland ETF
iShares Currency
Hedged MSCI
United Kingdom
ETF
iShares Edge MSCI
Min Vol Global
Currency Hedged
ETF
iShares Edge MSCI
Multifactor
Consumer
Discretionary ETF
iShares Edge MSCI
Multifactor
Consumer Staples
ETF
iShares Edge MSCI
Multifactor Energy
ETF
iShares Edge MSCI
Multifactor
Financials ETF
iShares Edge MSCI
Multifactor
Healthcare ETF
iShares Edge MSCI
Multifactor
Industrials ETF
iShares Edge MSCI
Multifactor
Materials ETF
iShares Edge MSCI
Multifactor
Technology ETF
iShares Edge MSCI
Multifactor Utilities
ETF
iShares MSCI All
Peru Capped ETF
iShares MSCI Brazil
Small-Cap ETF
iShares MSCI China
ETF
iShares MSCI China
Small-Cap ETF
iShares MSCI
Denmark Capped
ETF
iShares MSCI EAFE
ESG Optimized ETF
iShares MSCI
Finland Capped
ETF
iShares MSCI
Germany Small-Cap
ETF
iShares MSCI
Global Impact ETF
iShares MSCI India
ETF
iShares MSCI India
Small-Cap ETF
iShares MSCI
Indonesia ETF
iShares MSCI
Ireland Capped ETF
iShares MSCI New
Zealand Capped
ETF
iShares MSCI
Norway Capped
ETF
iShares MSCI
Philippines ETF
iShares MSCI
Poland Capped ETF
iShares MSCI Qatar
Capped ETF
iShares MSCI Saudi
Arabia Capped ETF
iShares MSCI UAE
Capped ETF
iShares MSCI
United Kingdom
ETF
iShares MSCI
United Kingdom
Small-Cap ETF





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